EXHIBIT 10.113


                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Exclusive Distribution Agreement (this "AGREEMENT") dated as of April 1, 2003 (the "EFFECTIVE DATE"), is entered into by and between FEDERATED MERCHANDISING GROUP ("FMG"), an unincorporated division of Federated Department Stores, Inc., a Delaware corporation ("FEDERATED"), and PRIVATE BRANDS, INC., a California corporation ("PB").

                                 R E C I T A L S

A. FMG specializes in, among other things, the procurement and marketing of private brand apparel, accessories and other merchandise for retail sale by the operating subsidiaries of Federated (the "FEDERATED STORES") and other third-party clients throughout the United States and elsewhere.

B.       PB  specializes   in  the  sourcing,   development,   procurement   and
         importation of apparel and accessories.

C. PB holds an exclusive license in and to the trademark "American Rag CIE" (the "TRADEMARK"), for use in the manufacture, distribution, promotion, marketing and sale of certain clothing and apparel in the United States, Canada and Bermuda (the "TERRITORIES").

D. FMG desires to purchase from PB merchandise bearing the Trademark for retail or wholesale sales and distribution on an exclusive basis in the Territories and PB desires to sell such merchandise to FMG pursuant to an exclusive arrangement, on the Terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. DEFINITIONS. Except as the context may otherwise require, the terms set forth below shall have the meanings indicated below. Terms not defined below shall have the meaning indicated elsewhere in the Agreement or, if not defined in the Agreement, shall be given a definition most appropriate to the context in which they appear.

         1.1      DEFINED TERMS

                  o "AFFILIATE" means with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

                  o        "ANNUAL  MINIMUM  PURCHASE   REQUIREMENTS"   has  the
                           meaning specified in SECTION 5.1.


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                  o        "AUTHORIZED  SELLERS"  has the meaning  specified  in
                           SECTION 2.6.

                  o "CONTRACT QUARTER" means, the period commencing on the Effective Date and ending on April 30, 2003, and each period of three (3) successive calendar months thereafter during the Term.

                  o "CONTRACT YEAR" means, the period commencing on the Effective Date and ending on January 31, 2005, and each period of twelve (12) successive calendar months thereafter during the Term.

                  o "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors or other management structure of such Person or otherwise.

                  o "CUSTOMER" means any end user who purchases the Merchandise from an Authorized Seller.

                  o        "EFFECTIVE   DATE"  is  the  date  specified  in  the
                           introductory paragraph of this Agreement.

                  o        "FEDERATED" means Federated Department Stores, Inc.

                  o "FEDERATED STORES" has the meaning specified in paragraph A of the Recitals.

                  o        "FMG"  means   Federated   Merchandising   Group,  an
                           unincorporated division of Federated and a party to this Agreement.

                  o        "INITIAL  TERM" has the meaning  specified in SECTION
                           4.1.

                  o "INTERNATIONAL TRADEMARK CLASS" means a classification of goods and services listed in the most current copy of the INTERNATIONAL CLASSIFICATION OF GOODS AND SERVICES FOR THE PURPOSES OF THE REGISTRATION OF MARKS published by the World Intellectual Property Organization.

                  o "LICENSE TERM" means the period during which PB holds the license for the trademark, including any renewal terms thereof.

                  o "MERCHANDISE" means men's, women's and children's clothing bearing the Trademark, namely, pants, shirts, jackets, skirts, blouses, coveralls, underwear, shoes, belts and hats.

                  o        "ORDERED  MERCHANDISE"  has the meaning  specified in
                           SECTION 2.1.


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                  o        "PB"  means  Private   Brands,   Inc.,  a  California
                           corporation, a party to this Agreement.

                  o "PB LICENSE" means that certain exclusive license agreement dated April1, 2003, between PB and the Trademark Owner for the Trademark.

                  o "PERSON" means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

                  o        "RENEWAL  TERM" has the meaning  specified in SECTION
                           4.1.

                  o "SALES PROMOTION MATERIALS" means all advertisements, in-store shop designs, fixture designs, packaging, store signing, hangtags and any other artwork associated with the Merchandise.

                  o "SEMI-ANNUAL PERIOD" means the period commencing on the Effective Date and ending on July 31, 2004, and each period of six (6) successive calendar months thereafter during the Term.

                  o "TERM" has the meaning specified in SECTION 4.1, and if the context requires, includes the Initial Term and any Renewal Term.

                  o "TERRITORIES" means the United States, Canada and Bermuda.

                  o "TRADEMARK" means "American Rag CIE" including the correspondent U.S. trademark registration numbers and trademark applications listed in EXHIBIT A attached hereto and incorporated herein, and any Canada and Bermuda common law trademark rights or future registrations, if any, in each case exclusively licensed by PB, as well as the right to utilize derivations of "American Rag CIE" under the PB License.

                  o "TRADEMARK OWNER" means American Rag CIE II, a California corporation.


         1.2 CONSTRUCTION. Except as the context may otherwise require, (i) words of either gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "HEREOF", "HEREIN", "HEREBY" and derivative or similar words refer to this entire Agreement, (iv) the term "PARTY" means FMG or PB as the context requires, and their respective officers, directors, agents and representatives, (v) the term "INCLUDING" means "INCLUDING, BUT NOT LIMITED TO", and (vi) the term "THIS AGREEMENT" shall be deemed to include all Attachments, Exhibits and Schedules attached hereto or otherwise incorporated by reference, as such Attachments, Exhibits and Schedules may be amended from time to time through written agreement


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                  signed by both parties hereto.  Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless otherwise specified.

2. SERVICES AND EXCLUSIVE DISTRIBUTION.

         2.1 PURCHASE AND SALE OF MERCHANDISE. During the Term, PB shall design, source, manufacture, purchase, import or otherwise acquire each season (as such term is understood in the clothing and apparel industries) a full assortment of Merchandise, which it shall offer to sell to FMG at such price as determined by PB. FMG shall issue FMG's standard purchase order for such Merchandise that FMG desires to purchase from PB (the "ORDERED MERCHANDISE"). All Ordered Merchandise shipped by PB pursuant to this Agreement shall be ordered, manufactured, shipped and delivered in compliance with and subject to the standards and provisions set forth in EXHIBIT B (the "FEDERATED FASST Manual"), which contains FMG's purchase order terms and conditions as well as other terms and conditions of sale and its terms of payment. The prices payable by FMG for Ordered Merchandise shall be as set forth on the initial purchase order issued by FMG to PB for such Ordered Merchandise.

         2.2 EXCLUSIVITY. Upon the terms and conditions contained in this Agreement and during the Term, FMG shall have the exclusive right to sell the Merchandise purchased by FMG from PB in the Territories solely through Authorized Sellers (as defined in
                  SECTION 2.6 below) and through the websites operated by or on behalf of Authorized Sellers. FMG's right to sell the Merchandise through websites operated by the Authorized Sellers shall be restricted to the right to fulfill orders placed by Customers within the Territories. FMG shall have no right to (i) design, source, or manufacture, or have any Affiliate or third party design, source, or manufacture, the Merchandise, or (ii) except as provided in SECTION 2.8 below, distribute, promote, advertise, market or sell the Merchandise through any third party or Affiliate which is not an
                  Authorized Seller. Except as provided in SECTION 2.7 below, neither PB nor any of its Affiliates, shall sell, distribute or otherwise make available to customers any Merchandise in any part of the Territories or authorize, assist, support, directly or indirectly, any other party to do so.

         2.3 RIGHT OF FIRST REFUSAL. PB agrees that prior to engaging itself or a third party to manufacture any merchandise bearing the Trademark in an International Trademark Class other than the International Trademark Class for the Merchandise, it shall offer to FMG the right of first refusal for FMG to do so on its own pursuant to a commercially reasonable sublicense or other agreement. Should the parties fail to agree on a reasonable sublicense or other agreement, PB may engage in manufacturing such merchandise itself or through a third party, but may not, without FMG's prior written approval, sell such merchandise within the


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                  Territories.  Should the parties execute a sublicense or other agreement  according  to the terms of this  SECTION  2.3,  all
                  costs  and  attorney's   fees  incurred  by  PB  in  obtaining
                  trademark registration under the laws of the Territories for such additional classes of merchandise shall be borne equally by the parties.

         2.4      REPRESENTATIONS   REGARDING  THE  TRADEMARK.   PB  represents,
                  warrants and covenants to and with FMG that PB:

                  (a) holds the PB License and will continue to do so for the Term of this Agreement and that entering into this Agreement does not violate or conflict with any of the provisions of the PB License;

                  (b) has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

                  (c) has no knowledge of any act or instance of infringement of the Trademark in regard to the manufacture, marketing, advertising, distribution or sale of Merchandise;

                  (d)      has  not  granted  any  other  existing   license  or
                           sub-license to use the Trademark in the Territories; and

                  (e) will not grant any other license or sub-license to use the Trademark on any Merchandise in the Territory during the Term of this Agreement, except in accordance with the provisions hereof.

                  (f) will undertake an aggressive strategy to obtain from the Trademark Owner rights to the Trademark in merchandise classifications not currently held but contemplated herein.

         2.5 GOODWILL. The parties to this Agreement acknowledge that great value is placed on the Trademark and the goodwill associated therewith, and any goodwill developed or created in the Trademark pursuant to this Agreement shall inure to the benefit of the Trademark Owner in accordance with the terms of the PB License.

         2.6 AUTHORIZED SELLERS. FMG acknowledges that the Trademark has established prestige and goodwill, and that it is of great importance to PB and FMG that, in the sale of the Merchandise, the high standards and reputation that PB and the Trademark Owner have established with respect to the Trademark be well maintained. PB shall therefore have approval, which approval PB may withhold in its reasonable discretion, over which FMG Affiliates may carry and sell the Merchandise in the Territories (the "AUTHORIZED SELLERS"). The list of PB-approved Authorized Sellers is attached hereto and incorporated herein as EXHIBIT C. PB and FMG may amend EXHIBIT C from time to time during the Term only by


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                  written  agreement signed by both PB and FMG.  Notwithstanding the foregoing,  any retailer which is acquired by or otherwise
                  becomes  a  subsidiary   of  Federated   shall  be  deemed  an
                  Authorized Seller without PB's approval. From time to time and upon PB's request, FMG shall notify PB of such acquisitions or subsidiaries and shall update EXHIBIT C accordingly.

         2.7      PB RIGHTS.

                  (a) SALES OUTSIDE THE TERRITORIES. PB expressly reserves the right to sell, or to grant sublicensees rights to sell, the Merchandise outside the Territories.

                  (b) SALES WITHIN THE TERRITORIES. PB expressly reserves the right to sell and promote the sale of the Merchandise within the Territories at the two retail stores listed on EXHIBIT D attached hereto and incorporated herein, and up to an additional three
                           (3) stand-alone retail stores in the United States and an additional two (2) stand-alone retail stores in Canada operating under the "American Rag" trademark (the "EXEMPTED RETAILERS"). Orders placed by Exempted Retailers with PB for Merchandise shall be applied (at the price set forth in the applicable purchase order) against the Annual Minimum Purchase Requirements during the period in which such orders are placed. Furthermore, PB shall have the right to sell damaged Merchandise and "seconds" on terms mutually acceptable to PB and FMG.

                  (c) RESERVATION OF RIGHTS. Except as otherwise provided in this Agreement, PB reserves any and all other rights in and to the Trademark and the Merchandise.

         2.8 NO OBLIGATION TO PURCHASE MERCHANDISE. Notwithstanding the provisions of Section 5.1, PB acknowledges that except as set forth in Section 5.3 FMG has no obligation to purchase any Merchandise from PB under this Agreement. PB expressly acknowledges that, except as set forth in Section 5.3, PB's sole and exclusive remedy upon a failure by FMG to comply with the provisions of Section 5.2 will be to terminate this Agreement, including FMG's right to exclusivity as set forth in Section 2.2 and FMG's right of first refusal, as set forth in Section 2.3.

3.       SALES PROMOTION MATERIALS.

         3.1 GRANT OF SUBLICENSE. Upon the terms and conditions contained in this Agreement, PB hereby grants and FMG hereby accepts the exclusive (except as otherwise provided herein) sublicense to use the Trademark and to sublicense the use of the Trademark to Authorized Sellers solely in connection with the development and manufacture of Sales Promotion


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                  Materials  and  the  sale  and  promotion  of the  Merchandise purchased by FMG from PB hereunder.

         3.2 SALES PROMOTION MATERIALS. FMG shall design, create, manufacture and provide all Sales Promotion Materials to be used in connection with the Merchandise purchased by it from PB. At PB's request, FMG shall submit to PB for its approval, Sales Promotion Materials that contain the first use of the Trademark in a form not previously approved by PB, which approval shall not be unreasonably withheld. With the exception of the Trademark, all intellectual property and proprietary rights in and to the Sales Promotion Materials shall remain the property of FMG, which PB may not use or affix to the Merchandise, or in any way authorize others to do so without the express written approval of FMG. Notwithstanding the foregoing, PB shall have the right to use certain Sales Promotion Materials, including, but not limited to logos and hangtags incorporating the Trademark for the purpose of exercising PB's rights in SECTION 2.7(B) above. PB shall pay FMG for Sales Promotion Materials at FMG's cost. Notwithstanding PB's purchase from FMG of Sales Promotion
                  Materials, PB's right to use such materials shall terminate immediately upon termination of this Agreement for any reason, and PB shall immediately destroy any remaining quantities of such materials in its possession. .

         3.3 TRADEMARK NOTICES. FMG agrees that all material bearing the Trademark shall contain appropriate markings and/or notices as required from time to time by PB and according to the trademark laws of the Territories.

         3.4 DEFENDING AND PROTECTING THE TRADEMARK. FMG shall cooperate with PB in protecting and defending the Trademark. In the event that the protection of the Trademark in the Territories becomes necessary, or a party other than an Authorized Seller or Exempted Retailer sells Merchandise in the Territories, FMG shall advise PB in writing of the nature and extent of the violation promptly after it becomes aware of it. PB shall take immediate and appropriate action necessary to protect both the Trademark and FMG's rights, as specified herein. Should PB choose to file a lawsuit to protect any Trademark, or to protect the rights granted to FMG herein, such lawsuit shall be prosecuted solely at PB's expense and PB shall retain all sums recovered.

4.       TERM AND TERMINATION/DEFAULT.

         4.1 TERM. The term of this Agreement (the "TERM") will commence on the Effective Date and continue for an initial period ending on January 31, 2014 (the "INITIAL TERM"), unless earlier terminated as provided herein. The Term shall automatically renew on the terms and conditions stated herein for three (3) additional periods of ten (10) years each (each a "RENEWAL TERM"), subject to the provisions of SECTION 5. The parties hereto intend that the Term of this Agreement run concurrently with the


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                  License  Term.  If  the PB  License  terminates  prior  to the expiration of the Term  (including  the Initial Term and three
                  (3) Renewal Terms), this Agreement shall terminate upon termination of the PB License. PB shall advise FMG by written notice given no less than one hundred eighty (180) days in advance of the scheduled expiration of the PB License.

         4.2      TERMINATION  BY  MUTUAL  AGREEMENT.   This  Agreement  may  be
                  terminated at any time by the mutual agreement of FMG and PB.

         4.3 TERMINATION FOR BREACH. Either FMG or PB may terminate this Agreement, effective immediately, upon giving the other a written Notice of Termination, if the other party breaches this Agreement in any material respect or fails to perform any material obligation hereunder, and such breach or failure is not curable or, if curable, is not cured within thirty (30) days after written notice thereof from the non-breaching party (a "MATERIAL BREACH").

         4.4 TERMINATION BY FMG. FMG may also terminate this Agreement, effective immediately, upon giving PB a written notice of termination if PB ceases, or admits in writing its intention to cease, the conduct of its business, or sells substantially all of its assets to a third party.

         4.5 TERMINATION BY PB. PB may also terminate this Agreement (a) pursuant to the terms of SECTION 5.2 below; (b) after providing 30 days written notice to FMG regarding any use by FMG or FMG's Affiliates of the Trademark in any manner not authorized herein and FMG does not cure such action within such prescribed 30 day period; or (c) effective immediately, upon giving FMG a written notice of termination if FMG ceases, or admits in writing its intention to cease, the conduct of its business, or sells substantially all of its assets to a third party.

         4.6 EFFECTS OF TERMINATION. In the event of the expiration or termination of this Agreement for any reason, FMG will have no further liability or obligation to PB hereunder except as otherwise provided herein. Notwithstanding the foregoing, the provisions of this Agreement will govern the rights and obligations of the parties with respect to all orders placed prior to the termination or expiration of this Agreement, and in no event will the termination of this Agreement relieve either party hereto of any obligation hereunder which existed prior to such termination with respect to orders placed prior thereto. In addition, FMG and each of the Authorized Sellers shall have one (1) year following the date of termination or expiration in which to liquidate their inventory of Merchandise.

         4.7 SPECIFIC PERFORMANCE. The parties hereby recognize and acknowledge that in the event either party breaches the other party's rights under this Agreement, that party would suffer immediate and irreparable harm.


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                  Accordingly,  each  party  agrees  that in the  event  of such default, the other party shall be entitled to equitable relief by the way of temporary and permanent injunction and such other further relief as a court would deem just and proper.

         4.8 RETURN OF MATERIALS. In the event of the expiration or termination of this Agreement for whatever reason, all samples, books, records, designs and materials of any kind, and all copies thereof of either party held by the other party, will be returned to the owner thereof within fifteen
                  (15) days following the effective date of termination of this Agreement.

5. MINIMUM PURCHASE REQUIREMENTS; EXCLUSIVITY.

         5.1 ANNUAL MINIMUM PURCHASES. In order to preserve its rights under this Agreement, including its rights to exclusivity as set forth in Section 2.2 and its right of first refusal as set forth in Section 2.3, FMG shall order, during each Contract Year of the Term, Merchandise with the minimum values (based on the purchase price payable for such Merchandise) set forth below (the "ANNUAL MINIMUM PURCHASE REQUIREMENTS"):

                                                                      Contract
                                                                       Year 5
              Contract      Contract      Contract      Contract       through
               Year 1        Year 2        Year 3        Year 4        Year 10
             -----------   -----------   -----------   -----------   -----------

             $29 million   $40 million   $61 million   $84 million   $94 million

                  The Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall be equal to the average of the total amounts of Ordered Merchandise during each of Contract Years six through ten of the Initial Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements for the first Renewal Term be less than $94 million. Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall not exceed $113 million. Similarly, the Annual Minimum Purchase Requirements for each successive Renewal Term shall be equal to the average of the total amounts paid by FMG for Ordered Merchandise during each of Contract Years six through ten of the previous Renewal Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements for the successive Renewal Term be less than $94 million. Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the second Renewal Term shall not exceed 120% of the amount for the last Renewal Term.

                  Any order placed by FMG and cancelled prior to the cancellation date specified in the applicable purchase order shall reduce the amount ordered by FMG for the period during which the order was placed.


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                  No such  reduction  will be  effected  if FMG cancels an order after the specified cancellation date.

         5.2 FULFILLMENT. FMG shall have fulfilled its obligation to order the Annual Minimum Purchase Requirements as required in
                  SECTION 5.1 if the aggregate value of all Merchandise, whether ordered by FMG for itself or by its Authorized Sellers, equals or exceeds the amounts specified for each Contract Year in
                  SECTION 5.1. If FMG fails to meet the Annual Minimum Purchase Requirements specified herein during any Contract Year, FMG shall be required to do either of the following in order to maintain its rights under this Agreement, and if FMG fails to do either of the following, PB may terminate this Agreement effective immediately by providing written notice to FMG:

                  (a) Until the prior Contract Year's shortfall is ordered in full, during each Semi-Annual Period of the
                           Contract Year immediately following, order Merchandise that exceeds 50% of the current Contract Year's Annual Minimum Purchase Requirements by an amount equal to 50% of the amount of the prior Contract Year's shortfall (the "SHORTFALL REQUIREMENT AMOUNT") (for total orders of Merchandise over the following Contract Year of 100% of the prior Contract Year's shortfall); or

                  (b) On each of July 31 and January 31 of the Contract Year immediately following, pay to PB an amount equal to 2.25% of the prior Contract Year's shortfall (for total payments over the following Contract Year of 4.5% of the prior Contract Year's shortfall).

                  Notwithstanding the foregoing and with the exception of the first Contract Year, at the end of a Contract Quarter, if the aggregate orders over the immediately preceding 12 month period are less than 50% of the current Contract Year's Annual Minimum Purchase Requirements, then PB may request FMG to confirm FMG's purchase commitment under this Agreement. Within 15 days of receiving such notice, FMG shall, in good faith, notify PB of whether FMG will maintain in effect its rights under this Agreement during the next Contract Year by meeting the requirements of SECTION 5.2(A) or 5.2(B) above. If FMG informs PB that it does not intend to maintain in effect its rights under this Agreement during the next Contract Year, or fails to respond to PB within the specified 15 days period, then PB may terminate this Agreement by providing written notice to FMG, which termination shall be effective at the end of the then current Contract Year.

         5.3 PURCHASE REQUIREMENT FOR FIRST TWO CONTRACT YEARS. Notwithstanding SECTIONS 2.9, 5.1 and 5.2 to the contrary, FMG hereby agrees to purchase the Annual Minimum Purchase Requirements for Contract Years 1 and 2, and to the extent that FMG fails to purchase the Annual Minimum Purchase Requirements, FMG shall, in the immediately following Contract Year, either (i) purchase the shortfall amount pursuant to
                  SECTION 5.2(A) or, (ii) pay PB the amount specified pursuant to SECTION 5.2(B).

         5.4 SHORTFALL REQUIREMENT AMOUNT. For the purposes of SECTION 5.2(A) above, any excess amounts above the Shortfall Requirement Amount ordered in the first Semi-Annual Period of a Contract Year shall be applied to the Shortfall Requirement Amount for the second Semi-Annual Period of the same Contract Year until the shortfall is ordered in full.

         5.5 CONTRACT YEARS. The parties hereby acknowledge, that for the purposes of this Agreement, Contract Year 1 of the Initial Term shall begin at the Effective Date and shall end on January 31, 2005, and that each subsequent Contract Year shall begin on February 1 and end on January 31 of the following calendar year.

6.       PAYMENT.

         6.1 PAYMENT. FMG shall pay for Ordered Merchandise in accordance with its standard terms and conditions as set forth in EXHIBIT B attached hereto.

7.       PRODUCTION FACILITIES

         7.1 PRODUCTION FACILITIES. PB may use its own factories or those of its Affiliates or authorize third parties to manufacture the Merchandise sold to FMG. PB shall provide to FMG the names and addresses of each owned or third party factory that PB proposes to utilize for the production of Merchandise sold to FMG and the categories of Merchandise to be produced in each such factory or facility. Such information shall remain confidential in accordance with SECTION 9 of this Agreement. FMG and its designees or representatives shall have the right to inspect and approve each factory designated by PB. FMG may, in its sole discretion, reasonably withhold its approval of any such third party and/or its factories or facilities. Following approval of a facility or factory by FMG, FMG designees or representatives may enter such factories and facilities, accompanied by PB's designee(s) or representatives(s), during regular business hours and upon reasonable notice, for the purpose of inspecting the Merchandise and/or the Sales Promotion Materials relating to the Merchandise that is being produced for sale to FMG.

         7.2 CODE OF CONDUCT/BURMA. PB covenants that all factories and facilities used by PB for the manufacture and production of the Merchandise sold to FMG are or shall be at the time of sale, in compliance with Federated's Vendor/Supplier Code of Conduct attached as EXHIBIT E. PB shall be solely responsible for the failure of any third party, factory or facility to comply with FMG's Vendor/Supplier Code of Conduct. In addition, PB may not itself nor permit third parties to produce or manufacture in whole or in part any Merchandise sold to FMG within the country of Myanamar/Burma.

8.1      REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION.

         8.1      MUTUAL REPRESENTATIONS AND WARRANTIES

                  (a) Each party represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property and to carry on its business as now being conducted.

                  (b) Each party represents and warrants that the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement, are within its powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by and in respect of or filing with any third party or governmental body or agency and do not, and will not, contravene, violate or conflict with or constitute a default under any provision of applicable law, regulation, or published interpretive guidance or ruling.

         8.2 INSURANCE. PB shall, throughout the Term of this Agreement, obtain and maintain, at its own cost and expense, $2 million ($1 million per occurrence) products liability insurance covering personal injury and property damage, $5 million ($1 million per occurrence) comprehensive general liability insurance, and such other insurance policies and with such limits as are commensurate with its business.

         8.3 INDEMNIFICATION BY PB. PB, at its own cost and expense, shall indemnify, defend and hold FMG, its Affiliates, and their respective officers, directors, employees and agents harmless from and against any and all liabilities, losses, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and disbursements (collectively "Losses") arising out of or resulting from (i) any breach by PB, its Affiliates and/or any of their respective representatives of any of PB's representations, warranties or covenants herein, (ii) any actual or alleged defects in any of the Merchandise or other claim related to any of the

                  Merchandise, including property damage, personal injury, death or otherwise, (iii) any actual or alleged infringement or violation of any patents or copyrights, or other intellectual property rights of third parties in connection with the manufacture, distribution, sale, or use of the Merchandise except if, and to the extent, any such violation results directly from the use of the Trademarks by FMG or its Affiliates in a manner not authorized or contemplated herein,
                  (iv) any violation of any applicable law or regulation in connection with the manufacture, and labeling, of any of the Merchandise sold by PB to FMG or (v) any violation of Federated's Vendor Supplier Code of Conduct. This section shall survive the expiration, termination, breach of this Agreement.

         8.4 INDEMNIFICATION BY FMG. FMG, at its own cost and expense, shall indemnify, defend and hold PB, its parent, Affiliates, and their respective officers, directors, employees and agents harmless from and against any and all liabilities, losses, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and disbursements arising out of or resulting from (i) any breach by FMG and/or any of its representatives of any of FMG's representations, warranties or covenants herein, (ii) FMG's use of the Trademark in any manner not authorized or contemplated herein.

         8.5      DISCLAIMER AND LIMITATIONS OF LIABILITY.

                  (a) THE WARRANTIES SET FORTH HEREIN AND PROVIDED PURSUANT TO THE FEDERATED FASST MANUAL AND THE GENERAL TERMS AND CONDITIONS (EXHIBIT B) ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY PB. PB EXPRESSLY DISCLAIMS, TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER WARRANTIES NOT SET FORTH HEREIN OR IN
                           EXHIBIT B, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  (b) TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, BASED UPON A CLAIM OF ANY TYPE OR NATURE (INCLUDING BUT NOT LIMITED TO CONTRACT, TORT INCLUDING NEGLIGENCE, WARRANTY OR STRICT LIABILITY), OR CLAIMS ARISING FROM THE TERMINATION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.       CONFIDENTIALITY.

         9.1 CONFIDENTIALITY. No party will disclose to any third party any trade secret or confidential information that belongs to any other party that was disclosed pursuant to this Agreement. For purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" and "TRADE SECRETS" will include all information of any nature and in any form which is owned by FMG or PB (or their respective Affiliates) and which is not publicly available or generally known to persons engaged in businesses similar to that of FMG and PB (either on or after the Effective Date), including the materials referenced in this Agreement and all practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, suppliers, supplier lists, customers, customer lists, or customers' purchases of goods or services from FMG or PB, and all other secrets and information of a confidential and proprietary nature, provided, however, that "CONFIDENTIAL INFORMATION" and "TRADE SECRETS" will not include (i) information that is or becomes publicly known through no fault of the receiving party, and (ii) information that any party is required to disclose under applicable law or the rules of any exchange on which the securities of such party are traded. Upon the expiration of the Term, each party will cease to use the other party's confidential information and trade secrets, and all tangible confidential information and trade secrets that have been provided to a party by another party will be returned to the party that provided such information or trade secrets.

         9.2 NO UNILATERAL PRESS RELEASES. Neither party shall issue either formally or informally a press release or statement regarding this Agreement without first receiving the approval of the other party, which approval shall not be unreasonably withheld. The parties shall use good faith efforts to issue joint statements when possible. Notwithstanding the foregoing, either party may issue a press release or other statement regarding this Agreement to the extent required by law or regulation or the rules of any stock exchange or securities listing service.

10.      MISCELLANEOUS.

         10.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent on the date when such notice, request, consent or communication is (i) personally delivered and acknowledged, or (ii) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, as follows:

                                    (a) if to PB, addressed as follows:

                                            Private Brands, Inc.
                                            3151 East Washington Boulevard
                                            Los Angeles, CA  90023
                                            Attention:  Chairman

                                            With a copy to:

                                            Stubbs Alderton & Markiles, LLP
                                            15821 Ventura Boulevard, Suite 525
                                            Encino, California 91436
                                            Attention:  Murray Markiles, Esq.

                                    (b) if to FMG, addressed as follows:

                                            Federated Merchandising Group
                                            11 Penn Plaza
                                            New York, New York  10001
                                            Attention:  President

                                            With a copy to:

                                            Jay L. Monitz, Esq.
                                            Federated Department Stores, Inc.
                                            151 West 34th Street, 13th Floor
                                            New York, New York  10001

                                            Anyone entitled to notice  hereunder
                                            may  change  the  address  to  which
                                            notices or other  communications are
                                            to be sent to it by notice  given in
                                            the manner contemplated hereby.

         10.2 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, a partnership, a joint venture, or Licensor and Licensee, other than the relationship of Supplier and Exclusive Distributor. PB shall not make purchases in the name of FMG or obligate FMG in any way.

         10.3 GOVERNING LAW/CLAIMS AGAINST AFFILIATES/BINDING EFFECT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its provisions regarding conflict of laws. Any action or proceeding arising out of, concerning or affecting, in whole or in part, this Agreement shall be brought in the Borough of Manhattan, State of New York. Any claims that PB may have under this Agreement shall be asserted or raised against

                  Federated only and PB hereby agrees to hold harmless each Affiliate of Federated and hereby waives and disclaims for the benefit of each such Affiliate any claims, suits, or causes of action that Licensee may have for any damages, losses, right of offset or other injury arising under or in connection with this Agreement.

         10.4 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire agreement between the parties hereto with respect to the Merchandise, and any representations, endorsements, promises or arrangements, including those contained in any prior drafts of this Agreement, if not embodied herein, shall not be of any force or effect. If, for any reason, the terms set forth herein conflict with the exhibits attached, the terms herein shall control. Any and all prior agreements between the parties with respect to Merchandise bearing the Trademark are superseded hereby and of no further force or effect.

         10.5 AMENDMENTS: WAIVERS. This Agreement may be notified or amended only in writing signed by officers of PB and FMG. No failure by any party to enforce any provision of this Agreement or to exercise any right or remedy resulting from a breach thereof, no acceptance of full or partial payment or acceptance of performance with the knowledge of the breach of any provision of this Agreement, and no custom or practice of the parties at variance with the terms of this Agreement shall be construed as a waiver of such breach, any provision of this Agreement or other right of such party under this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is charged. No person, firm or corporation, other than the parties hereto shall have, or be deemed to have, any rights under this Agreement.

         10.6 FORCE MAJEURE. If any party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control, including, without limitation, acts of God, fire, flood, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or non-performance. In any such event, the non-performing party shall be excused from any further performance or observance of the obligation so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as reasonably practicable.

         10.7 SURVIVING OBLIGATIONS. Upon termination of this Agreement, each of the parties shall be relieved of any further obligation hereunder as of the effective date of such termination, except as to obligations theretofore incurred, any liabilities incurred under the terms of this Agreement for any and all sums, damages liabilities and deficiencies of any kind or nature or any remedies provided in this Agreement that shall be available to the other and by their nature extend beyond the expiration or termination of this Agreement, all of which shall remain in effect until fulfilled.

         10.8 ASSIGNMENT. The rights granted to the parties hereunder are personal in nature, and this Agreement may not be assigned by either party (voluntarily or otherwise, by virtue of a merger, consolidation or change of control, or other transfer by law) without the other party's prior written consent. Neither party shall be required to accept performance of the other party's obligations hereunder from any party other than PB or FMG, as the case may be, except as set forth herein and no assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or other officer of a court or official charged with the custody of such party's assets or business shall have any right to continue performance under this Agreement.

         10.9 SEVERABILITY. The provisions hereof are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction, or any other provision in this Agreement in any jurisdiction.

         10.10 HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Exclusive Distribution Agreement or caused the same to be executed by a duly authorized person as of the date set forth above.

FEDERATED MERCHANDISING GROUP,              PRIVATE BRANDS, INC.,
A division of Federated Department          a California corporation
Stores, Inc.

By:      /s/ Harry Frankel                  By:      /s/ Gerard Guez
         ---------------------------                 ---------------------------
Name:    Harry Frankel                      Name:    Gerard Guez
Title:   SVP - Finance/Logistics            Title:   Chairman and CEO

                                   EXHIBIT A

                Registered Trademarks and Trademark Applications


1.       United States of America

         (a)      USPTO Reg. No. 1936234

         (b)      USPTO Serial No. 76337153

2.       Canada

         None

3.       Bermuda

         None

                                    EXHIBIT B

                             Federated FASST Manual

                                    [OMITTED]

                                    EXHIBIT C

                               AUTHORIZED SELLERS

This is the Exhibit C referred to in the Exclusive Distribution Agreement dated April 1, 2003 by and between Federated Merchandising Group ("FMG"), a division of Federated Department Stores, Inc. ("Federated") and Private Brands, Inc. ("PB").


                               Authorized Sellers


A.1.     Federated Affiliates

         Bloomingdale's, Inc.
         Bloomingdale's By Mail Ltd.
         Burdines Inc.
         Macy's East, Inc.
         Macy's West, Inc.
         Macys.com, Inc.
         Rich's Department Stores, Inc. (doing business as Rich's/Macy's, Lazarus and Goldsmith's)
         The Bon, Inc. doing business as The Bon Marche

B.1.     Non-Federated

         Hudson's Bay Company (Canada)
         Trimingham Brothers, Ltd. (Bermuda)

                                    EXHIBIT D

                              PB RETAIL AFFILIATES


1. American Rag, 150 South La Brea Ave., Los Angeles,  CA.
2. American Rag, 1305 Van Ness Ave., San Francisco, CA.

                                    EXHIBIT E

                       FMG VENDOR/SUPPLIER CODE OF CONDUCT

                                    [OMITTED]